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                                                                    Exhibit 23.3

                      Consent of Beard Miller Company LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 2001, with respect to the financial statements of Conestoga Enterprises, Inc. incorporated by reference in the Registration Statement (Form S-4) of D&E Communications, Inc. and related joint proxy statement/prospectus of D&E Communications, Inc. and Conestoga Enterprises, Inc.


                                                    Beard Miller Company LLP

                                                    /s/ Beard Miller Company LLP

Reading, Pennsylvania
January 8, 2002